Exhibit 99.1
11730 Plaza America, Suite 700
Reston, VA 20190
News Release
Contacts:
Brian J. Clark, Executive Vice President & CFO
(703) 707-6751
Maureen Crystal, Vice President of Investor Relations
(703) 707-6777
mcrystal@nciinc.com
NCI Reports First Quarter 2011 Financial and Operating Results
Highlights:
•	Revenue of $150 million, up 31%, all organic[1];
•	Diluted EPS of $0.41;
•	Company updates Fiscal Year 2011 revenue and earnings guidance.
RESTON, Va., May 4, 2011 — NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. federal government agencies, today announced financial and operating results for the first quarter ended March 31, 2011.
First quarter revenue was at the midpoint of management’s guidance, and diluted earnings per share, excluding acquisition-related costs, were at the low end of guidance.
First Quarter Fiscal Year 2011 Results:
For the first quarter of 2011, NCI reported revenue of $150.2 million, all organic, an increase of 31% over first quarter 2010 revenues of $115.0 million. The year-over-year increase in revenue was attributable primarily to growth in the Army Program Executive Office (PEO) Soldier and Base Realignment and Closure (BRAC) contracts, as well as network management and analysis services under new and existing contracts.

[1]	Organic revenue growth, as presented, measures revenue growth adjusted for the impact of acquisitions. NCI believes that this non-GAAP financial measure provides useful information because it allows management and investors to better assess the underlying growth rate of the company’s existing business. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Operating income for the first quarter of 2011 increased by 10.1% over first quarter of 2010. Operating income for the first quarter of 2011 was $9.7 million, or 6.5% of revenue, compared with $8.8 million, or 7.7% of revenue, for the three months ended March 31, 2010. The year-over-year decrease in operating margin was attributed to increases in materials and subcontractor labor costs, which typically carry lower margins than the company’s direct labor costs. Operating margin was also impacted by $0.2 million of costs incurred related to the acquisition of AdvanceMed Corporation, which was completed on April 1, 2011.
Materials-related revenue associated with the BRAC and U.S. Air Force’s Network Centric Solutions (NETCENTS) contracts, contributed little to no operating margin. Excluding this BRAC and NETCENTS revenue and related costs, operating margin was 7.2% and 7.9% for the first quarters of 2011 and 2010, respectively. Excluding the aforementioned acquisition costs as well, operating margin was 7.4% for the first quarter of 2011.
The effective tax rate for the first quarter of 2011 was 40.1% compared with 36.9% for the first quarter of 2010. The prior year effective tax rate was lower due to a one-time credit related to a corporate tax reorganization completed in 2010.
Net income for the first quarter of 2011 was $5.7 million, compared with $5.5 million for the same period in 2010. Diluted earnings per share were $0.41 per share for the first quarter of 2011 compared with $0.39 per share for the first quarter of 2010.
NCI reported total backlog at March 31, 2011 of $1.2 billion, of which $227 million was funded. This compares with total backlog of $1.3 billion at December 31, 2010, of which $302 million was funded.
Cash flow used in operating activities for the first quarter of 2011 was $7.3 million. Capital expenditures for the first quarter of 2011 were $0.6 million. Days sales outstanding, or DSO, for the quarter was 73 days, up from 71 days for the quarter ended December 31, 2010.
First Quarter Fiscal Year 2011 and Recent Operational Highlights:
•	First quarter net bookings totaled $77 million, equating to a book-to-bill ratio of 0.5:1
•	Among new business awards and additional tasking in the first quarter:

•	Won a prime position on the Department of Justice’s Information Technology Support Services-4 (ITSS-4) contract. The contract has a $1.1 billion ceiling and a seven-year period of performance to provide IT support services, including cyber security;
•	A prime position on the U.S. Army Total Engineering and Integration Services, TEIS III, contract. The contract has a $892 million ceiling with a five year period of performance to provide systems engineering and IT support;
•	A $26.5 million, four-and-a-half-year task order to continue and expand IT and program management support for the Air National Guard; and
•	An $11 million, five-year task order under the GSA Alliant contract to continue NCI’s support of the 81st Medical Group’s Air Education and Training Command.
•	Completed the acquisition of AdvanceMed on April 1st, solidly placing NCI in the program integrity services marketplace.
•	Named Philip O. Nolan to NCI’s Board of Directors.
NCI’s President, Terry Glasgow, stated, “With one quarter behind us, 2011 is shaping-up to be a year of both promise and challenge. We enter the second quarter with more than $500 million of bids submitted and awaiting award. In addition, we have submitted four prime GWAC and ID/IQ bids awaiting award with a combined ceiling value of more than $50 billion. Additionally, our acquisition of AdvanceMed provides us substantial momentum to deliver strong operational results in 2011. We believe our future holds tremendous promise as our team executes in a challenging federal procurement environment.”
Management’s Outlook:
Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for its fiscal year 2011 second-quarter and updating guidance for its full 2011 fiscal year. The table below represents management’s current expectations about future financial performance, based on information available at this time:

	Second Quarter	Fiscal Year
	Fiscal Year 2011 Ending	Ending
	June 30, 2011	December 31, 2011
Revenue	$160 million – $168 million	$653 million – $677 million
Diluted EPS	$0.35 – $0.37	$1.70 – $1.80
Diluted projected share count	14.0 – 14.1 million	14.0 – 14.1 million

Charles K. Narang, NCI’s Chairman and CEO, said, “We firmly believe that NCI is positioned in a number of exciting platforms that will drive growth and profitability for the rest of 2011 and beyond. NCI has the leadership and employee motivation to realize our billion-dollar vision and deliver long-term value for our customers, employees and shareholders.”
Conference Call Information
As previously announced, NCI will conduct a conference call today at 5 p.m. ET to discuss fiscal first-quarter 2011 results. Interested parties may access the call by dialing (877) 822-9780 (domestic) or (973) 582-2740 (international). The confirmation code for the live call is 53249934. The conference call will be broadcast simultaneously on the Investors page of the company’s website, www.nciinc.com. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.
A replay of the call will be available beginning at 8 p.m. ET today and will remain available for a two-week period. To access the replay, call (800) 642-1687 (domestic) or (706) 645-9291 (international). The confirmation code for the replay is 53249934. A replay webcast will also be available on NCI, Inc.’s website shortly after the conclusion of the call.
About NCI, Inc.:
NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. A member of the Russell 2000 and S&P Small Cap 600 indexes, the company was recently named to the Forbes list of America’s 25 Fastest-Growing Tech Companies for 2010, as well as FORTUNE Magazine’s 2010 “100 Fastest-Growing Companies” list. Headquartered in Reston, Virginia, NCI has approximately 3,100 employees at more than 100 locations worldwide. For more information, visit our website at www.nciinc.com, or email mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.
Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; continued funding of U.S. Government, based on a change in spending priorities, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; the overall U.S. Defense budget declined from time to time during the late 1980s and the early 1990s. While spending authorizations for Defense- and Intelligence-related programs by the Federal Government have increased in recent years, future levels of expenditures and authorizations for those programs may decrease, remain constant, or shift to programs in areas where we do not currently provide services; Federal Governmental shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year) and other potential delays in the Government appropriations process; risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies are more frequently awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans, such as our AdvanceMed acquisition or others; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.
The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

NCI, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(amounts in thousands, except per share data)

	Three months ended March 31,
	2011	2010
Revenue	$150,225	$114,993

Operating costs and expenses:
Cost of revenue	133,256	99,392
General and administrative expense	5,759	5,617
Depreciation and amortization	1,308	1,172
Acquisition and integration related costs	201	—

Total operating costs and expenses	140,524	106,181

Operating income	9,701	8,812
Interest expense, net	197	143

Income before income taxes	9,504	8,669
Provision for income taxes	3,811	3,203

Net income	$5,693	$5,466

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,670	13,568

Net income per share	$0.42	$0.40

Diluted:
Weighted average shares and equivalent shares outstanding	13,909	13,877

Net income per share	$0.41	$0.39

NCI, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2011	2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$802	$2,791
Accounts receivable, net	121,460	132,693
Deferred tax assets	4,512	4,547
Prepaid expenses and other current assets	5,798	3,347

Total current assets	132,572	143,378

Property and equipment, net	11,596	11,751
Other assets	1,324	1,590
Intangible assets, net	5,664	6,179
Goodwill	106,580	106,580

Total assets	$257,736	$269,478

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$37,271	$61,046
Accrued salaries and benefits	17,868	20,229
Deferred revenue	1,827	2,951
Other accrued expenses	6,920	3,468

Total current liabilities	63,886	87,694

Long-term debt	25,900	20,000
Deferred tax liabilities, net	7,523	7,450
Deferred rent and other long-term liabilities	1,179	1,287

Total liabilities	98,488	116,431

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500,000 shares authorized; 8,471,492 shares issued and outstanding as of March 31, 2011, and 8,469,242 shares issued and outstanding as of December 31, 2010	161	161
Class B common stock, $0.019 par value—12,500,000 shares authorized; 5,200,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010	99	99
Additional paid-in capital	68,397	67,889
Retained earnings	90,591	84,898

Total stockholders’ equity	159,248	153,047

Total liabilities and stockholders’ equity	$257,736	269,478

NCI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(amounts in thousands)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$5,693	$5,466
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,308	1,172
Gain on sale and disposal of property and equipment	(16)	—
Non-cash stock compensation expense	505	397
Deferred income taxes	107	178
Changes in operating assets and liabilities:
Accounts receivable, net	11,234	15,145
Prepaid expenses and other assets	(2,184)	(1,675)
Accounts payable	(23,775)	(8,584)
Accrued expenses	(32)	(1,131)
Deferred rent	(92)	(141)

Net cash (used in) provided by operating activities	(7,252)	10,827

Cash flows from investing activities:
Purchase of property and equipment	(641)	(2,103)
Proceeds from sale of property and equipment	18	—

Net cash used in investing activities	(623)	(2,103)

Cash flows from financing activities:
Proceeds from credit facility	37,911	31,199
Payments on credit facility	(32,011)	(42,199)
Principal payments under capital lease obligations	(17)	(20)
Proceeds from exercise of stock options	30	2,179
Excess tax deduction from exercise of stock options	(27)	34

Net cash provided by (used in) financing activities	5,886	(8,807)

Net change in cash and cash equivalents	(1,989)	(83)
Cash and cash equivalents, beginning of period	2,791	1,193

Cash and cash equivalents, end of period	$802	$1,110

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$193	$161

Income taxes	$381	$1,416

###